STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this 11th day of November, 2005 by and among CORPORATE STRATEGIES, INC. and assigns ("CSI"), ROBERT FARRELL ("Farrell") and JOSEPH DONOHUE ("Donahue"). Farrell and Donohue are sometimes referred to herein as the "Shareholders".

                              W I T N E S S E T H:

      WHEREAS, the Shareholders are the owners of eighty-eight million two hundred fifty thousand (88,250,000) shares of common stock, par value $0.001 per share (the "Company Common Stock"), in such percentage ownership interests as set forth opposite their names on the signature page hereto; and

      WHEREAS, the Shareholders wish to sell to CSI, in the aggregate, seventy million six hundred thousand shares (70,600,000) of Company Common Stock owned by the Shareholders (the "Shares"), and CSI wishes to purchase the Shares from the Shareholders, on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the premises set forth herein and certain other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Subject to all of the terms and conditions contained herein, the Shareholders hereby sell the Shares to CSI:

      1. Purchase Price and Sale. CSI shall purchase from the Shareholders and the Shareholders shall sell to CSI the Shares in exchange for One Hundred Dollars (US $100).

      2. Closing and Effective Date. The closing shall occur simultaneously with the execution of this Agreement (the "Closing"). At the Closing, the Shareholders shall deliver to CSI original stock certificates representing the Shares, together with stock powers duly executed in blank.

      3. Ownership of the Shares. The Shares are owned of record, legally and beneficially by the Shareholders. The Shares are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, "Encumbrances"), and upon delivery of the Shares hereunder, CSI will acquire title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by Sagamore's charter documents and by applicable Florida statutes, to the best knowledge of the Shareholders there exist no Securities Rights (as defined herein) with respect to the Shares. All rights and powers to vote the Shares are held exclusively by the Shareholders. The certificates representing the Shares to be delivered to CSI at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "Securities Rights" means, with respect to the Shares, all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the Shares and all rights conferred by Sagamore's governing documents and by any applicable agreement.

      4. Authority Relative to This Agreement. Each Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Shareholder, the performance by each Shareholder of his obligations hereunder and the consummation by each Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each Shareholder as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes the legal, valid and binding obligations of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

      5. No representations regarding the Company. In connection with CSI's investment decision to acquire the Shares and enter into this Agreement, CSI represents and acknowledges that he has had the opportunity to perform due diligence on the Company to his satisfaction and further represents and acknowledges that he is not relying, in any way, on any information regarding the Company delivered by or otherwise attributable to the Shareholders.

      6. Notices. All notices, requests, demands or other communications required hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by facsimile (with confirmation of transmission), or upon the expiration of three (3) days after the date sent, if sent by Federal Express (or similar overnight courier service) to the parties at the following addresses:

If to CSI:                      Corporate Strategies, Inc.
                                109 North Post Oak Lane, Suite 422
                                Houston, TX ____
                                Attention: Timothy J. Connolly
                                Telephone: (713) 586-6677
                                Facsimile: (713) 586-6678

If to the Shareholders:         Robert Farrell
                                _______________________________
                                _______________________________
                                Telephone: (   ) ________
                                Facsimile: (   ) ________

      7. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or Federal courts located in Newark, New Jersey. Each of the parties hereby irrevocably submits to the jurisdiction of any state or Federal court sitting in Newark, New Jersey. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Newark, New Jersey.


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

      8. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Shareholders may not assign this Agreement or any rights hereunder, in whole or in part. No such assignment shall release the Shareholders from any of their obligations under this Agreement.

      9. Independent Representation. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement. In addition, CSI and the Shareholders acknowledge that Kirkpatrick & Lockhart Nicholson Graham LLP does not represent any party in connection with this Agreement and/or any other documents associated with this transaction.

      10. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

      12. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

      13. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.


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

      14. Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholders or CSI as each party incurs such expenses.

      15. Finder's Fees. CSI represents to the Shareholders that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by CSI to be paid for or on account of the transactions contemplated hereby. The Shareholders represents to CSI that no broker, agent, finder or other party has been retained by the Shareholders in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholders to be paid for or on account of the transactions contemplated hereby.

      16. Attorneys' Fees. In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties.

      17. NO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                                                                     Number of
                        SHAREHOLDERS:                              Shares Owned
                        -----------------------------------------  -------------

                            /s/ Robert Farrell                      35,300,000
                        ------------------------------------
                        Robert Farrell

                            /s/ Joseph Donohue                      35,300,000
                        ------------------------------------
                        Joseph Donohue

                        CORPORATE STRATEGIES, INC.

                        By: /s/ Timothy J. Connolly
                            --------------------------------
                        Name: Timothy J. Connolly
                        Title: Chief Executive Officer


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